Exhibit 21

SUBSIDIARIES OF EQT CORPORATION

(as of December 31, 2013)

Entity	Jurisdiction

Allegheny Valley Connector, LLC	Delaware
Antrim Midstream, LLC	Delaware
EPC Investments, Inc.	Delaware
EQM Gathering, LLC	Delaware
EQM Gathering Holdings, LLC	Delaware
EQM Gathering OPCO, LLC	Delaware
EQT Capital Corporation	Delaware
EQT CNG, LLC	Delaware
EQT Energy, LLC	Delaware
EQT Gathering, LLC	Delaware
EQT Gathering Holdings, LLC	Delaware
EQT Gathering Nora, LLC	Delaware
EQT Insurance Company, Ltd.	Cayman Islands
EQT International Holdings Corporation	Delaware
EQT Investments Holdings, LLC	Delaware
EQT IP Ventures, LLC	Delaware
EQT Midstream Finance Corporation	Delaware
EQT Midstream Investments, LLC	Delaware
EQT Midstream Partners, LP	Delaware
EQT Midstream Services, LLC	Delaware
EQT Production Company	Pennsylvania
EQT Production Nora, LLC	Delaware
Equitrans Construction, LLC	Delaware
Equitrans Investments, LLC	Delaware
Equitrans Services, LLC	Delaware
Equitrans, LP	Pennsylvania
ERI Holdings	Cayman Islands
ET Blue Grass Clearing, LLC	Pennsylvania
ET Blue Grass, LLC	Delaware
Nora Gathering, LLC	Delaware
PEP Finance Company	Cayman Islands
Petroelectrica de Panama LDC	Cayman Islands
Rager Mountain Storage Company, LLC	Delaware